Exhibit 99.1
ESS Tech, Inc. Announces Second Quarter 2024 Financial Results
Finalizing Funding Agreement for up to $50 Million with Export-Import Bank of the United States
Began Production of Second Energy Center for Portland General Electric
Energy Warehouse Becomes First Operational Long-Duration Energy Storage at an Airport
Exited Q2 with Cash and Short-Term Investments over $74 Million; Expected to Carry ESS Well Into 2025

WILSONVILLE, Ore. – August 14, 2024 – ESS Tech, Inc. (“ESS,” “ESS, Inc.” or the “Company”) (NYSE: GWH), a leading manufacturer of long-duration energy storage systems (LDES) for commercial and utility-scale applications, today announced financial results for its second quarter ended June 30, 2024.
“ESS made significant headway in the business in the second quarter and we continue to be encouraged by the growing imperative for Long Duration Energy Storage to be coupled to renewables. Importantly, outside funding is expected to play an important role for not only our operational expansion, but also our partnership with Sacramento Municipal Utility District, or SMUD. First, we are close to finalizing an agreement for up to $50 million in funding from the Export-Import Bank of the United States to expand our manufacturing capacity and expect to add about $10 million to our balance sheet in the second half alone for previously installed capacity. Additionally, our long duration storage project with SMUD has been granted $10 million by the California Energy Commission to further our collaboration. Our progress with our projects across numerous customers in the second quarter also reflects the continued importance of our relationships. In Q2, our Energy Warehouses started charging ground power units at Schiphol airport in Amsterdam, were integrated into Burbank Water and Power’s EcoCampus and connected to a 265 kW solar array, and was selected by Indian Energy, the California Energy Commission and the Department of Defense for testing to deliver energy security to remote communities like tribal nations and military bases,” said Eric Dresselhuys, CEO of ESS. “Although revenue in the second quarter was lower than expected due to the timing of EW shipments due to delays at a key partner, we expect this to resolve itself in the coming weeks, allowing us to ship our products and recover revenue in the third quarter.”
“On the Energy Center front, we remain on schedule with Portland General Electric and continue to expect to ramp EC shipments in the back half of the year. With the first EC currently cycling, we began production of our second unit in July and expect these to be connected to the grid by late 2024. In parallel, we have positioned our operations to begin building the first ECs for commercial deliveries to Tampa Electric and SMUD later this month. Our plan to transition to volume manufacturing and shipments remains solidly on track and we continue to expect to achieve our goal of growing our revenue by three to four times in 2024.”
Recent Business Highlights
•An Energy Warehouse™ (EW) system at Schiphol Airport in Amsterdam, the second largest airport in mainland Europe, became the first iron flow battery to be operational at an airport. This EW will be used to help advance Schiphol Airport’s sustainability strategy and has now been tested on Schiphol’s AB platform. The EW system has begun to be used to recharge Electric Ground Power Units (E-GPU), which are intended to replace the diesel ground power units currently used to supply electrical power to aircraft when parked at airport gates.

•The California Energy Commission, or CEC, awarded a $10 million grant to a long-duration battery storage project in partnership with ESS and Sacramento Municipal Utility District, or SMUD. The CEC funding will be used to demonstrate a 3.6 MW, 8-hour iron flow battery project, with SMUD committing an additional $19.5 million to cover additional other costs for the LDES project.
•We are finalizing the details to close agreement with the Export-Import Bank of the United States, or EXIM, for up to $50 million in funding provided by the Make More in America Initiative. This funding is long-term, low interest, and non-dilutive capital to finance expanding manufacturing capacity, enabling ESS to immediately add to our cash position, borrowing about $10 million on a lookback basis for previously installed capacity. Later this year, the funding is planned to be used for the addition of our second manufacturing line, which is expected to triple our production capacity.
•Indian Energy, a Native American-owned microgrid developer and integrator, the CEC, and the Department of Defense together selected ESS’ iron flow batteries to demonstrate the diverse capabilities of LDES technologies for utility-scale, resilient microgrids and their ability to deliver energy security to remote communities like tribal nations and military bases. Over the coming months, our project partners are expecting to demonstrate optimal use cases in the California energy market, including solar peak shifting and grid ancillary services, after which we expect our EW to be placed into commercial operation.
•We began building our second EC in July, which we plan to deploy beside the first EC, both for Portland General Electric. We expect to start building and shipping our first commercial ECs in the second half of 2024 for delivery to Tampa Electric and the Sacramento Municipal Utility District, or SMUD.
•We filed our definitive proxy statement with the SEC on August 8, 2024 to execute a reverse split, following a listing notice from the NYSE received in March. We will hold our special shareholders meetings on August 23rd and, once having effected the split in late August, we expect to be in compliance with the listing requirements and will continue our operations as a publicly-listed company.
Conference Call Details
ESS will hold a conference call on Wednesday, August 14, 2024 at 5:00 p.m. EDT to discuss financial results for its second quarter 2024 ended June 30, 2024. Interested parties may join the conference call beginning at 5:00 p.m. EDT on Wednesday, August 14, 2024 via telephone by calling (833) 470-1428 in the U.S., or for international callers, by calling +1 (404) 975-4839 and entering conference ID 366142. A telephone replay will be available until August 21, 2024, by dialing (866) 813-9403 in the U.S., or for international callers, +1 (929) 458-6194 with conference ID 167636. A live webcast of the conference call will be available on ESS’ Investor Relations website at http://investors.essinc.com/.
A replay of the call will be available via the web at http://investors.essinc.com/.
About ESS, Inc.
At ESS (NYSE: GWH), our mission is to accelerate global decarbonization by providing safe, sustainable, long-duration energy storage that powers people, communities and businesses with clean, renewable energy anytime and anywhere it’s needed. As more renewable energy is added to the grid, long-duration energy storage is essential to providing the reliability and resiliency we need when the sun is not shining and the wind is not blowing.
Our technology uses earth-abundant iron, salt and water to deliver environmentally safe solutions capable of providing up to 12 hours of flexible energy capacity for commercial and utility-scale energy storage applications. Established in 2011, ESS, Inc. enables project developers, independent power producers, utilities and other large energy users to deploy reliable, sustainable long-duration energy storage solutions. For more information visit www.essinc.com.
Use of Non-GAAP Financial Measures

In this press release and the accompanying earnings call, the Company includes Non-GAAP Operating Expenses and Adjusted EBITDA, which are non-GAAP performance measures that the Company uses to supplement its results presented in accordance with U.S. GAAP. As required by the rules of the Securities and Exchange Commission (“SEC”), the Company has provided herein a reconciliation of the non-GAAP financial measures contained in this press release and the accompanying earnings call to the most directly comparable measures under GAAP. The Company’s management believes Non-GAAP Operating Expenses and Adjusted EBITDA are useful in evaluating its operating performance and are similar measures reported by publicly-listed U.S. companies, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented. Adjusted EBITDA is not intended to be a substitute for net income/loss or any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. Further, Non-GAAP Operating Expenses are not intended to be a substitute for GAAP Operating Expenses or any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.
The Company defines and calculates Non-GAAP Operating Expenses as GAAP Operating Expenses adjusted for stock-based compensation and other special items determined by management as they are not indicative of business operations. The Company defines and calculates Adjusted EBITDA as net loss before interest, other non-operating expense or income, (benefit) provision for income taxes, and depreciation and amortization, and further adjusted for stock-based compensation and other special items determined by management, including, but not limited to, fair value adjustments for certain financial liabilities associated with debt and equity transactions as they are not indicative of business operations.
Forward-Looking Statements
This communication contains certain forward-looking statements, including statements regarding ESS and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “will” and “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements include, among others, statements regarding the Company’s manufacturing plans, the Company’s order and sales pipeline, the Company’s ability to execute on orders, the Company’s ability to effectively manage costs, the Company’s partnerships with third parties such as Amsterdam Airport Schiphol, Burbank Water and Power, and the Sacramento Municipal Utility District and the finalization of the EXIM loan. These forward-looking statements are based on ESS’ current expectations and beliefs concerning future developments and their potential effects on ESS. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. There can be no assurance that the future developments affecting ESS will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond ESS control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, continuing supply chain issues; delays, disruptions, or quality control problems in the Company’s manufacturing operations; the Company’s ability to hire, train and retain an adequate number of manufacturing employees; issues related to the shipment and installation of the Company’s products; issues related to customer acceptance of the Company’s products; issues related to the Company’s partnerships with third parties; inflationary pressures; risk of loss of government funding for customer projects; and the Company’s need to achieve significant business growth to achieve sustained, long-term profitability. Except as required by law, ESS is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
Contacts
Investors:
Erik Bylin
investors@essinc.com

Media:
Morgan Pitts
503.568.0755
Morgan.Pitts@essinc.com

Source: ESS Tech, Inc.

ESS Tech, Inc.
Condensed Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Revenue	$342	$2,826	$2,556	$3,197
Revenue - related parties	6	1	530	$2
Total revenue	348	2,827	3,086	$3,199
Cost of revenue	11,748	—	22,874	—
Gross profit (loss)	(11,400)	2,827	(19,788)	3,199
Operating expenses:
Research and development	2,836	19,450	6,382	37,181
Sales and marketing	2,711	1,739	4,745	3,592
General and administrative	6,178	5,845	11,704	11,132
Total operating expenses	11,725	27,034	22,831	51,905
Loss from operations	(23,125)	(24,207)	(42,619)	(48,706)
Other income (expenses), net:
Interest income, net	1,052	1,330	2,291	2,582
Gain (loss) on revaluation of common stock warrant liabilities	115	(115)	115	573
Other income (expense), net	18	63	(37)	721
Total other income, net	1,185	1,278	2,369	3,876
Net loss and comprehensive loss to common stockholders	$(21,940)	$(22,929)	$(40,250)	$(44,830)

Net loss per share - basic and diluted	$(0.12)	$(0.15)	$(0.23)	$(0.29)

Weighted-average shares used in per share calculation - basic and diluted	175,758,584	154,900,330	175,136,561	154,514,265

ESS Tech, Inc.
Condensed Balance Sheets
(unaudited)
(in thousands, except share data)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$36,744	$20,165
Restricted cash, current	906	1,373
Accounts receivable, net	981	1,990
Short-term investments	37,695	87,899
Inventory	4,425	3,366
Prepaid expenses and other current assets	3,908	3,305
Total current assets	84,659	118,098
Property and equipment, net	17,758	16,266
Intangible assets, net	4,790	4,923
Operating lease right-of-use assets	2,195	2,167
Restricted cash, non-current	946	945
Other non-current assets	785	833
Total assets	$111,133	$143,232
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,833	$2,755
Accrued and other current liabilities	9,669	10,755
Accrued product warranties	3,240	2,129
Operating lease liabilities, current	1,572	1,581
Deferred revenue, current	5,689	2,546
Total current liabilities	26,003	19,766
Operating lease liabilities, non-current	884	957
Deferred revenue, non-current	—	3,835
Deferred revenue, non-current - related parties	14,400	14,400
Common stock warrant liabilities	802	917
Other non-current liabilities	—	—
Total liabilities	42,089	39,875
Stockholders' equity:
Preferred stock ($0.0001 par value; 200,000,000 shares authorized, none issued and outstanding as of June 30, 2024 and December 31, 2023)	—	—
Common stock ($0.0001 par value; 2,000,000,000 shares authorized, 176,822,039 and 174,211,911 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively)	18	18
Additional paid-in capital	805,433	799,496
Accumulated deficit	(736,407)	(696,157)
Total stockholders' equity	69,044	103,357
Total liabilities and stockholders' equity	$111,133	$143,232

ESS Tech, Inc.
Condensed Statements of Cash Flows
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(40,250)	$(44,830)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,521	2,105
Non-cash interest income	(1,573)	(1,487)
Non-cash lease expense	658	604
Stock-based compensation expense	5,880	4,784
Inventory write-down and losses on noncancellable purchase commitments	1,530	—
Change in fair value of common stock warrant liabilities	(115)	(573)
Other non-cash (income) expenses, net	25	(33)
Changes in operating assets and liabilities:
Accounts receivable, net	1,526	4,653
Inventory	(2,875)	—
Prepaid expenses and other current assets	(555)	2,561
Accounts payable	1,925	(664)
Accrued and other current liabilities	(1,962)	(4,234)
Accrued product warranties	1,111	3,460
Deferred revenue	(1,209)	(3,189)
Operating lease liabilities	(768)	(689)
Net cash used in operating activities	(34,131)	(37,532)

Cash flows from investing activities:
Purchases of property and equipment	(1,565)	(3,440)
Maturities and purchases of short-term investments, net	51,752	37,363
Net cash provided by investing activities	50,187	33,923

Cash flows from financing activities:
Payments on notes payable	—	(800)
Proceeds from stock options exercised	21	122
Repurchase of shares from employees for income tax withholding purposes	(178)	(82)
Proceeds from contributions to Employee Stock Purchase Plan	214	332
Other, net	—	(14)
Net cash provided by (used in) financing activities	57	(442)

Net change in cash, cash equivalents and restricted cash	16,113	(4,051)
Cash, cash equivalents and restricted cash, beginning of period	22,483	36,655
Cash, cash equivalents and restricted cash, end of period	$38,596	$32,604

ESS Tech, Inc.
Condensed Statements of Cash Flows (continued)
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2024	2023
Supplemental disclosures of cash flow information:
Cash paid for operating leases included in cash used in operating activities	$874	$827
Non-cash investing and financing transactions:
Purchase of property and equipment included in accounts payable and accrued and other current liabilities	1,970	931
Transfers between inventory and property and equipment, net	1,051	—

Cash and cash equivalents	$36,744	$30,287
Restricted cash, current	906	1,373
Restricted cash, non-current	946	944
Total cash, cash equivalents and restricted cash shown in the condensed statements of cash flows	$38,596	$32,604

ESS Tech, Inc.
Reconciliation of GAAP to Non-GAAP Operating Expenses
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Research and development	$2,836	$19,450	$6,382	$37,181
Less: stock-based compensation	(908)	(1,130)	(1,309)	(2,123)
Non-GAAP research and development	$1,928	$18,320	$5,073	$35,058

Sales and marketing	$2,711	1,739	$4,745	$3,592
Less: stock-based compensation	(163)	(165)	(258)	(315)
Non-GAAP sales and marketing	$2,548	$1,574	$4,487	$3,277

General and administrative	$6,178	$5,845	$11,704	$11,132
Less: stock-based compensation	(1,540)	(1,430)	(2,974)	(2,346)
Non-GAAP general and administrative	$4,638	$4,415	$8,730	$8,786

Total operating expenses	$11,725	$27,034	$22,831	$51,905
Less: stock-based compensation	(2,611)	(2,725)	(4,541)	(4,784)
Non-GAAP total operating expenses	$9,114	$24,309	$18,290	$47,121

ESS Tech, Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(21,940)	$(22,929)	$(40,250)	$(44,830)
Interest income, net	(1,052)	(1,330)	(2,291)	(2,582)
Stock-based compensation	3,026	2,725	5,880	4,784
Depreciation and amortization	1,302	1,028	2,521	2,105
Gain (loss) on revaluation of common stock warrant liabilities	(115)	115	(115)	(573)
Other income (expense), net	(18)	(63)	37	(721)
Adjusted EBITDA	$(18,797)	$(20,454)	$(34,218)	$(41,817)